UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12

Longeveron Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Longeveron Inc. 1951 NW 7th Avenue, Suite 520 Miami, Florida 33136 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, June 13, 2025 «FName» «Address12» «Address3» «COUNTRY» Control #: «ControlNumberExt» As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Longeveron Inc. has elected to provide Internet access to its proxy statement, proxy voting card, proxy notice and annual report rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. Voting Items The board of directors of Longeveron Inc. recommends a vote FOR the director nominee in Proposal 1 and FOR Proposals 2, and 3. Your Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, your Proxy will be voted FOR the director nominee in Proposal 1 and FOR Proposals 2 and 3. 1. Director Election Nominee: a. Rock Soffer 2. Approval of an amendment to the Second Amended and Restated Longeveron Inc. 2021 Incentive Award Plan 3. Ratification of the appointment of CBIZ CPAs P.C. as Longeveron’s independent registered public accounting firm for the year ending December 31, 2025 HOW TO ACCESS THE PROXY MATERIALS The proxy statement, proxy voting card, proxy notice, and annual report to security holders are available online at: www.colonialstock.com/longeveron2025 HOW TO VOTE BY INTERNET www.colonialstock.com/longeveron2025 On the above website, you can vote by clicking “Vote” and then entering the control number above as directed. BY PHONE 877-285-8605 BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605. MEETING INFORMATION Meeting Type: Annual Meeting Meeting Date: June 13, 2025 1:00 PM EDT Meeting Location: To be held virtually at: www.colonialstock.com/longeveron2025 TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS: If you want to receive a paper or e-mail copy of these documents for this and/or future stockholder meetings, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: June 3, 2025 1. By Phone: (877) 285-8605 2. By Internet: www.colonialstock.com/longeveron2025 3. By Email: annualmeeting@colonialstock.com If requesting materials by email, please include the control number listed above with your request. Unless requested, you will not otherwise receive a paper or e-mail copy of these materials.